As filed with the Securities and Exchange Commission on May 6, 2010.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

STANTEC INC.

(Exact name of Registrant as specified in its charter)

Canada (Province or Other Jurisdiction of Incorporation or Organization)	8711 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number, if Applicable)

10160 – 112 Street Edmonton, Alberta, Canada T5K 2L6 Telephone: (780) 917-7000 (Address and Telephone Number of Registrant’s Principal Executive Offices)

Stantec Consulting Services Inc.

19 Technology Drive, Irvine, CA 92618-2334

Telephone: (949) 923-6000

(Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of Agent for Service in the United States)

The Commission is requested to send copies of all communications to:

Paul J.D. Alpern Stantec Inc. 10160-112 Street Edmonton, Alberta Canada T5K 2L6 (780) 917-7000	Adam M. Givertz Shearman & Sterling LLP Commerce Court West 199 Bay Street, Suite 4405 Toronto, Ontario, Canada M5L 1E8 (416) 360-8484

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement as determined by market conditions.

Province of Alberta, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.☑	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.☐	At some future date (check the appropriate box below):
1.☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
2.☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
3.☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)(2)		Amount of Registration Fee (2)
Common Shares	U.S.$	292,230,000		U.S.$	292,230,000	U.S.$	20,836

(1)	Based upon a proposed maximum offering price of Cdn.$300,000,000. U.S. dollar amounts are calculated based on the Bank of Canada noon rate of Cdn.$1.00 = U.S.$0.9741 on May 5, 2010.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

New Issue	May 6, 2010

SHORT FORM PROSPECTUS

STANTEC INC.

Cdn.$300,000,000

Common Shares

We may from time to time offer common shares having an aggregate offering price of up to $300,000,000 (or the equivalent thereof in one or more foreign currencies) during the 25 month period that this short form base shelf prospectus, including any amendments hereto (the “Prospectus”), remains valid. Common shares may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying supplement to this Prospectus (a “Prospectus Supplement”).

All dollar amounts in this Prospectus are in Canadian dollars, unless otherwise indicated. See “About this Prospectus”.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE COMMON SHARES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We are permitted to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with Canadian generally accepted accounting practices, and they may be subject to Canadian auditing and auditor independence standards. They may not be comparable to financial statements of United States companies.

Owning the common shares may subject you to tax consequences both in the United States and Canada. This Prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are incorporated in Canada, some of our officers and directors and all of the experts named in this Prospectus are Canadian residents, and many of our assets are located in Canada.

All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the common shares to which the Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement before you invest in any common shares.

Our common shares are listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the symbol “STN”. On May 5, 2010, the closing price of our common shares was $25.50 per share on the TSX and US$24.79 per share on the NYSE.

We may sell common shares to or through underwriters or dealers purchasing as principals, directly to one or more purchasers pursuant to applicable statutory exemptions or through agents. See “Plan of Distribution” in this Prospectus. The Prospectus Supplement relating to a particular offering of common shares will identify each underwriter or agent, as the case may be, engaged in connection with the offering and sale of common shares, and will set forth the terms of the offering of such common shares, including the method of distribution of such common shares, the proceeds to us, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution.

In connection with any offering of common shares, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the common shares at a level above that which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution” in this Prospectus.

No underwriter or dealer in Canada or the United States has been involved in the preparation of this Prospectus nor performed any review of the contents of this Prospectus

The Company’s head and registered office is located at 10160-112 Street, Edmonton, Alberta, Canada T5K 2L6.

ABOUT THIS PROSPECTUS

In this Prospectus and in any Prospectus Supplement to this Prospectus, unless otherwise specified or the context otherwise requires, references to “Stantec”, the “Company”, “we”, “us” and “our” refer to Stantec Inc. and its consolidated subsidiaries.

In this Prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars. References to “dollars” or “$” are to lawful currency of Canada, and references to “US dollars” or “US$” are to lawful currency of the United States.

Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus or included in any Prospectus Supplement is determined using generally accepted accounting principles which are from time to time applicable to public companies in Canada, currently referred to as “Canadian GAAP”. “U.S. GAAP” means generally accepted accounting principles which are in effect from time to time in the United States. For a discussion of the principal differences between the Company’s financial results as calculated under Canadian GAAP and U.S. GAAP, prospective investors should refer to the notes of our consolidated annual financial statements incorporated by reference into this Prospectus.

You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer of the common shares in any jurisdiction where the offer is not permitted by law. You should bear in mind that although the information contained in, or incorporated by reference in, this Prospectus is intended to be accurate as of the date hereof or the date of such documents incorporated by reference, respectively, such information may also be amended, supplemented or updated by the subsequent filing of additional documents deemed by law to be or otherwise incorporated by reference into this Prospectus and by any subsequently filed prospectus amendments. See “Documents Incorporated by Reference” in this Prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included and incorporated by reference in this Prospectus may constitute “forward-looking statements” within the meaning of applicable securities laws, including the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words “anticipate”, “believe”, “expect”, “plan”, “intend”, “estimate”, “target”, “guideline”, “goal” and other similar expressions generally identify forward-looking statements, although not all forward-looking statements contain such words. Forward-looking statements include but are not limited to, references to future capital expenditures (including the amount and nature thereof), financial guidance for future performance, business strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of our business and operations, plans and references to our future success. Forward-looking statements in or incorporated by reference into this Prospectus include: the discussions of our goals and the discussions of our long-term targets and expectations for our practice areas. By their nature, forward-looking statements require us to make assumptions and are subject to inherent risks and uncertainties. There is a significant risk that predictions, forecasts, conclusions, projections, and other forward-looking statements will not prove to be accurate. We caution readers of this Prospectus not to place undue reliance on our forward-looking statements since a number of factors could cause actual future results, conditions, actions, or events to differ materially from the targets, expectations, estimates, or intentions expressed in these forward-looking statements.

Future outcomes relating to the forward-looking statements included and incorporated by reference in this Prospectus, or any applicable Prospectus Supplement, may be influenced by many factors, including, but not limited to, the following:

(a)	economic downturns could have a negative impact on our business since our clients may curtail investment in infrastructure projects or may experience difficulty in paying for services performed;

(b)	the professional consulting services industry is highly competitive, which could have a negative impact on our profit margins and market share;

(c)	the nature of our business exposes us to potential liability claims and contract disputes, which may reduce our profits;

(d)	our backlog is subject to unexpected adjustments and cancellations and is, therefore, an uncertain indicator of our future earnings;

(e)	failure to respond to changing market opportunities to provide services through alternate models may result in lost revenue;

(f)	we derive significant revenue from contracts with government agencies; thus, any disruption in government funding or in our relationship with those agencies could adversely affect our business;

(g)	interruption to our systems and network infrastructure could adversely impact our ability to operate;

(h)	we bear the risk of cost overruns in a significant number of our contracts; thus, we may experience reduced profits or, in some cases, losses under these contracts if costs increase above our estimates;

(i)	uncertainties associated with an acquisition may cause a loss of employees;

(j)	we may be unsuccessful in our goal to increase the size and profitability of our operations, which could lead to a reduction in our market share and competitiveness as our industry consolidates;

(k)	we may experience difficulties in integrating an acquired entity’s business into our existing operations and so may not realize the anticipated benefits of the acquisition;

(l)	to attain our goal of increasing the size and profitability of our operations, we may pursue and invest in business opportunities outside North America which due to our unfamiliarity with these particular markets and political environments may impair our ability to increase our international revenues;

(m)	goodwill and intangible assets acquired from our acquisitions represent substantial portions of our total assets. If our acquired businesses do not perform as expected, due to the negative impact of economic downturns or other events, we may be required to write down the value of our goodwill and other intangible assets, which in turn could have a material adverse effect on our earnings;

(n)	because one of our primary competitive advantages is our reputation, if our reputation is damaged due to client dissatisfaction, our ability to win additional business may be materially damaged;

(o)	our employees may face environmental, health, and safety risks and hazards in the workplace resulting in injury or lost time;

(p)	we could be exposed to civil and/or statutory liability to employees arising from injuries or deaths because of inadequate health and safety policies and procedures;

(q)	because we report our results in Canadian dollars and a substantial portion of our revenue and expenses is recorded in US dollars, our results are subject to currency exchange risk;

(r)	increasing awareness of environmental factors may result in the cancellation of major projects by key clients and thus adversely affect our profitability;

(s)	at any given time, a significant portion of our revenue may be derived from a specific geographic region, industry or sector and consequently our business could suffer materially if there were a downturn in that geographic region, industry, or section;

(t)	if we are unable to manage our growth effectively, we may experience a decline in our revenue and profitability;

(u)	from time to time, we have pursued and may continue to pursue and invest in business opportunities that are not directly within our core competencies and accordingly may require a disproportionate amount of management’s time to develop profitably and may not perform as expected;

(v)	if we experience delays and/or defaults in customer payments, we could suffer liquidity problems or be unable to recover our expenditures;

(w)	we may have difficulty in attracting and retaining qualified staff, which may affect our reputation in the marketplace and restrict our ability to implement our business strategy;

(x)	we may be unable to secure the additional capital required to fund our acquisition strategy, which could lead to a reduction in our market share and competitiveness;

(y)	if we need to sell or issue additional common shares and/or incur additional debt to finance future acquisitions, our share ownership could be diluted and the results of our operations could be adversely affected;

(z)	adverse weather conditions and natural or other disasters may delay or eliminate revenue that otherwise would have been realized and thus adversely affect our profitability;

(aa)	our share price could be adversely affected if a large number of our common shares are offered for sale or sold;

(bb)	our share price has historically been subject to volatility which may result in the price of our common shares decreasing in the future due to a number of company-and industry-specific or general economic factors;

(cc)	uncertainties associated with an acquisition or merger or with Stantec as a new owner may cause an acquired entity to lose customers;

(dd)	we could be exposed to civil and/or statutory liability to employees arising from non-payment of wages, discrimination, and misclassification regarding overtime entitlements;

(ee)	inadequate internal controls or disclosure controls may result in events that could adversely affect our business;

(ff)	we may not be able to meet legal and regulatory requirements related to corporate governance, labor relations, industry standards and the environment;

(gg)	our insurance may not cover all claims for which we may be liable, and expenses related to insurance coverage may adversely impact our profitability;

(hh)	reliance on key personnel who may be unable or unwilling to continue their employment may adversely impact our business;

(ii)	if fraud occurs and remains undetected, we may have a loss of assets or misstatement in our financial statements;

(jj)	if we are unable to engage qualified subconsultants, we may lose projects, revenue, and clients; and

(kk)	we may not be able to adequately protect our intellectual property, which could force us to take costly protective measures such as litigation.

In determining our forward-looking statements, we consider material factors including but not limited to assumptions about the performance of the Canadian and United States economies and its effect on our business, interest and currency exchange rates, projections on Canadian housing starts according to the Canadian Mortgage and Housing Corporation and the National Association of Home Builders for the United States stability of commodity prices, levels of government spending and increased environmental awareness and potential changes in regulations related to climate change.

Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, our actual results, performance or achievements may vary materially from those described herein. Consequently, all of the forward-looking statements made in this Prospectus, any applicable Prospectus Supplement and the documents incorporated by reference herein or therein are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us.

You should not place undue reliance on any such forward-looking statements. We utilize forward-looking statements in assessing our performance. Certain investors, analysts and others, utilize our financial guidance and other forward-looking information in order to assess our expected operational and financial performance. Our financial guidance may not be appropriate for other purposes.

The forward-looking statements (and such risks, uncertainties, assumptions and other factors) contained in this Prospectus, any applicable Prospectus Supplement and the documents incorporated by reference herein and therein are made only as of the date of such document and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect any change in expectations with regard to those statements or any other change in events, conditions or circumstances on which any such statement is based, except as required by law. However, subject to legal requirements, we may change this practice at any time at our sole discretion.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a company incorporated under the Canada Business Corporations Act. A majority of our assets are located outside of the United States and a majority of our directors and officers and all of the experts named in this Prospectus are residents of Canada and a majority of their assets are located outside of the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon those directors, officers or experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors, officers or experts under United States federal securities laws. We have been advised by Fraser Milner Casgrain LLP, our Canadian counsel, that a judgment of a U.S. court predicated solely upon civil liability under such laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

WHERE YOU CAN FIND MORE INFORMATION

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of Stantec, 10160-112 Street, Edmonton, Alberta, T5K 2L6 (Telephone (780) 917-7000) or by accessing the Company’s disclosure documents available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) which may be accessed at www.sedar.com.

We have filed with the SEC a registration statement on Form F-10 under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), with respect to the common shares. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information that will be set forth in any such registration statement, certain parts of which will be omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the common shares, reference is made to the registration statement and the exhibits thereto, which will be publicly available as described below.

We are subject to certain of the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file or furnish reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the United States, some reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. You may read any document Stantec files with or furnishes to the SEC through the Internet on the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system which may be accessed at www.sec.gov or at the SEC’s public reference room at Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC at 100 F Street N.E., Washington D.C. 20549 by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms.

DOCUMENTS INCORPORATED BY REFERENCE

Under the short form prospectus system adopted by the securities commissions and other regulatory authorities in each of the provinces of Canada and under the multijurisdictional disclosure system adopted by the United States and Canada, we are permitted to incorporate by reference the information we file with securities commissions in Canada and file with or furnish to the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this Prospectus. The following documents were filed with the securities commission or other similar authority in each of the provinces of Canada and filed with or furnished to the SEC and are specifically incorporated by reference in, and form an integral part of, this Prospectus:

(a)	annual information form of Stantec dated February 25, 2010 for the year ended December 31, 2009;

(b)	audited consolidated financial statements of Stantec as at December 31, 2009 and 2008, including consolidated balance sheets as at December 31, 2009 and December 31, 2008 and consolidated statements of income, shareholders’ equity and comprehensive income and cash flows for each of the years in the three year period ended December 31, 2009, together with the notes thereto, and the auditors’ report thereon dated as of February 25, 2010;

(c)	management’s discussion and analysis of the financial condition and operations of Stantec with respect to the financial year ended December 31, 2009; and

(d)	management information circular of Stantec dated March 15, 2010, in connection with the annual meeting of shareholders to be held on May 13, 2010.

Any documents of the type referred to in the preceding paragraph, or similar material, including all annual information forms, all information circulars, all financial statements and management’s discussion and analysis relating thereto, all material change reports (excluding confidential material change reports, if any), all business acquisition reports, as well as all Prospectus Supplements disclosing additional or updated information, filed by Stantec with securities commissions or similar authorities in the relevant provinces of Canada subsequent to the date of this Prospectus and prior to 25 months from the date hereof shall be deemed to be incorporated by reference into this Prospectus. We also incorporate by reference all future annual reports and any other information we file with or furnish to the SEC pursuant to Section 13(a), 13(c), or 15(d) of the Exchange Act, if and to the extent expressly provided in such filings, subsequent to the date of this Prospectus and prior to 25 months from the date hereof.

A Prospectus Supplement containing the specific variable terms of an offering of the common shares will be delivered to purchasers of such common shares together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of the common shares covered by that Prospectus Supplement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement or document so modified or superseded shall not, except to the extent so modified or superseded, be incorporated by reference and constitute a part of this Prospectus.

Upon a new annual information form and related annual financial statements being filed with and, where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, annual financial statements and all interim financial statements, material change reports and management proxy circulars filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of common shares under this Prospectus.

You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement and on the other information included in the U.S. registration statement of which this Prospectus forms a part. We are not making an offer of common shares in any jurisdiction where the offer is not permitted by law.

THE COMPANY

We provide professional consulting services in planning, engineering, architecture, interior design, landscape architecture, geotechnical, surveying and geomatics, environmental sciences, project management, and project economics for infrastructure and facilities projects. For the requirements of generally accepted accounting principles in Canada and the United States, we have one reportable segment—Consulting Services.

We use a three-dimensional business model which is built on (1) geographic diversification, (2) practice area specialization, and (3) provision of services in all phases of a project’s life cycle. This model allows us to manage risk while pursuing our objective of continued revenue and earnings growth.

Our executive offices are at 10160-112 Street, Edmonton, Alberta, Canada, T5K 2L6; telephone number (780) 917-7000.

For further information relating to the business of Stantec, please refer to Stantec’s annual information form incorporated by reference into this Prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement relating to a particular offering of common shares, we intend to use the net proceeds from the sale of common shares for general corporate purposes, which may include the repayment of indebtedness and capital expenditures, as well as for future acquisitions. Specific information about the use of net proceeds will be set forth in a Prospectus Supplement. We may invest funds that we do not immediately use. Such investments may include short-term marketable investment grade securities. We may, from time to time, issue securities (including equity securities) other than pursuant to this Prospectus.

DESCRIPTION OF COMMON SHARES

Stantec is authorized to issue an unlimited number of common shares and preferred shares, issuable in series, and 45,739,320 common shares and no preferred shares were issued and outstanding as of April 30, 2010. As at April 30, 2010, we also had 1,721,465 options outstanding potentially convertible into common shares and assuming the exercise of all of those options as at April 30, 2010, there would be 47,460,785 common shares issued and outstanding.

The holders of common shares are entitled to receive, as and when declared by our board of directors, dividends in such amount and in such form as our board of directors may from time to time determine. The holders of the common shares are entitled to receive notice of and to attend all meetings of our shareholders and have one vote for each Common Share held at all such meetings, except for meetings at which only holders of another specified class or series of our shares are entitled to vote separately as a class or series. The common shares rank behind our preferred shares with respect to entitlement to dividends and distribution of assets in the event of the liquidation, dissolution, or winding up of Stantec.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe the material Canadian federal income tax consequences to an investor who is a resident of Canada or who is a non-resident of Canada of the acquisition, ownership and disposition of the common shares offered thereunder.

The applicable Prospectus Supplement will also describe certain material United States federal income tax consequences of the acquisition, ownership and disposition of the common shares offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code).

CURRENCY EXCHANGE RATES

The following table sets forth, for each period indicated, the high and low exchange rates and the average of such exchange rates on the last business day of each month during such period, based on the noon exchange rate as reported by the Bank of Canada. These rates are set forth as United States dollars per $1.00. On April 30, 2010, the inverse of the noon nominal rate was $1.00 equals US$0.9885.

	Twelve Months Ended April 30,				Year Ended December 31,
	2010		2009		2009		2008		2007
High	US$	1.0039	US$	1.0158	US$	0.9716	US$	1.0289	US$	1.0905
Low	US$	0.8423	US$	0.7692	US$	0.7692	US$	0.7711	US$	0.8437
Average	US$	0.9328	US$	0.8738	US$	0.8757	US$	0.9381	US$	0.9304

PRICE RANGE AND TRADING VOLUME OF STANTEC SHARES

Our common shares are listed for trading on the TSX and NYSE under the symbol STN. The following table sets forth the monthly closing price range and volume traded of our common shares on the TSX and the NYSE for the last 12 months:

	TSX			NYSE
Month	High ($)	Low ($)	Volume	High (US$)	Low (US$)	Volume
May 2009	29.25	25.86	2,406,498	26.14	21.97	406,595
June 2009	29.43	26.04	3,356,795	27.50	22.61	458,535
July 2009	28.50	24.55	2,572,075	25.31	20.98	341,791
August 2009	29.95	26.92	2,403,045	27.57	24.53	403,993
September 2009	28.94	26.55	3,049,654	27.00	24.30	286,486
October 2009	27.14	25.69	3,493,811	25.94	23.85	469,017
November 2009	27.53	25.65	2,009,963	25.97	23.97	259,413
December 2009	30.85	26.76	3,023,630	29.53	25.47	393,517
January 2010	30.40	26.88	1,926,657	29.29	25.15	354,838
February 2010	28.93	26.14	2,278,442	27.32	24.49	303,769
March 2010	27.28	25.03	3,166,827	26.78	24.34	313,637
April 2010	27.31	25.52	2,555,643	27.25	25.41	247,347

PRIOR SALES

The following table summarizes the issuances of common shares from May 1, 2009 to April 30, 2010.

Date of Issuance	Description of Transaction	Number of common shares	Price per common share
May 1, 2009 to April 30, 2010	Stock Option Plan	264,863	$9.29	(1)

Note:

(1)	Weighted average exercise price.

PLAN OF DISTRIBUTION

We may sell the common shares to or through underwriters, and may also sell common shares to one or more other purchasers directly or through agents. The distribution of the common shares may be effected from time to time in one or more transaction at a fixed price or prices.

The Prospectus Supplement relating to each offering of common shares will identify each underwriter or agent, if any, and will also set forth the terms of that offering, the purchase price of such common shares, the proceeds to us, any underwriters’, dealers’ or agents’ fees, commissions or other items constituting underwriters’, dealers’ or agents’ compensation, any public offering price, and any concessions or discounts allowed or reallowed or paid by any underwriters to others. Only underwriters or agents so named in the Prospectus Supplement are deemed to be underwriters, dealers or agents, as the case may be, in connection with the common shares offered thereby.

In connection with the sale of the common shares, underwriters may receive compensation from us in the form of commissions, concessions or discounts. Any such commissions may be paid out of our general funds or the proceeds of the sale of the common shares.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of common shares may be entitled to indemnification by us against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

The applicable Prospectus Supplement will set forth the intention of any underwriters or agents who participate in the distribution of the common shares to over-allot or effect transactions which stabilize or maintain the price of the common shares at a higher level than that which might exist in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

RISK FACTORS

Prospective purchasers of common shares should consider carefully the risk factors contained in and incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of common shares.

Further information regarding the risks affecting us and our business is provided in the documents incorporated by reference in this Prospectus, including the annual management’s discussion and analysis under the heading “Risk Factors” in this Prospectus, the annual information form under the heading “Risk Factors” and the quarterly management’s discussion and analysis under the heading “Risk Factors”. See “Where You Can Find More Information” and “Documents Incorporated by Reference” in this Prospectus.

Any of those risks, as well as others not known to us and potentially beyond our control, could materially adversely affect our business, financial condition or results of operations.

LEGAL MATTERS

Unless otherwise specified in the applicable Prospectus Supplement relating to the common shares, the issue and sale of the common shares will be passed upon for us by Fraser Milner Casgrain LLP. Shearman & Sterling LLP is acting as our U.S. counsel. As at the date of this Prospectus, the partners and associates of Fraser Milner Casgrain LLP, as a group, beneficially own, directly or indirectly, less than 1% of any class of our securities.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The independent auditors of Stantec are Ernst & Young LLP, Chartered Accountants, 1800 Scotia 2, Scotia Place, 10060 Jasper Avenue, Edmonton, Alberta, T5J 3R8. The transfer agent and registrar for the common shares is Computershare Trust Company of Canada at its principal office in Calgary and at its stock transfer offices in Toronto, Ontario and Denver, Colorado.

EXPERTS

The audited consolidated financial statements and related supplemental notes incorporated in this Prospectus by reference have been so incorporated in reliance on the reports of Ernst & Young LLP, Chartered Accountants, given on the authority of said firm as experts in auditing and accounting.

The Company’s auditors, Ernst & Young LLP, are independent in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of Alberta and have complied with the SEC’s rules on auditor independence.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the U.S. registration statement of which this Prospectus is a part:

•	the documents listed under “Documents Incorporated by Reference” in this Prospectus;

•	consents of independent registered public accounting firm and legal counsel; and

•	powers of attorney from directors and officers of Stantec.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification

Under the Canada Business Corporations Act (the “CBCA”), a corporation may indemnify a present or former director or officer of such corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. The corporation may advance moneys to the director, officer or other individual for the costs, charges and expenses of any such proceeding. The corporation may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The individual shall repay any moneys advanced to him or her if he or she does not fulfill the above conditions. Such indemnification and advances may be made in connection with a derivative action only with court approval. Such individual is entitled to indemnification or advances from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which he is subject by reason of being or having been a director or officer of the corporation or another entity as described above if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and if the individual fulfils the conditions set forth above.

The bylaws of Stantec Inc. (the “Registrant”) provide that, subject to the CBCA, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity if: (a) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for with the individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful. The Registrant shall advance the necessary moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to previously. The individual shall repay the moneys if the individual does not fulfill the previously named conditions. The Registrant has entered into individual agreements with its directors and officers that give contractual effect to the indemnification provisions contained in the bylaws. The Registrant shall also indemnify such person in such other circumstances as the CBCA permits or requires.

The Registrant maintains directors’ and officers’ liability insurance which insures the directors and officers of the Registrant and its subsidiaries against certain losses resulting from any wrongful act committed in their official capacities for which they become obligated to pay to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exhibits

The exhibits listed in the exhibits index, appearing elsewhere in this registration statement, have been filed as part of this registration statement.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmonton, Province of Alberta, Canada, on May 6, 2010.

STANTEC INC.

By:	/s/ Robert J. Gomes
Name: Title:	Robert J. Gomes President & CEO

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Robert J. Gomes, Daniel J. Lefaivre and Paul J.D. Alpern his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ ROBERT J. GOMES Robert J. Gomes	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2010

/S/ DANIEL J. LEFAIVRE Daniel J. Lefaivre	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 6, 2010

/S/ RONALD TRIFFO Ronald Triffo	Chairman of the Board of Directors	May 6, 2010

/S/ ROBERT J. BRADSHAW Robert J. Bradshaw	Director	May 6, 2010

/S/ PAUL A. CELLUCCI Paul A. Cellucci	Director	May 6, 2010

/S/ DAVID L. EMERSON David L. Emerson	Director	May 6, 2010

/S/ ANTHONY P. FRANCESCHINI Anthony P. Franceschini	Director	May 6, 2010

/S/ SUSAN E. HARTMAN Susan E. Hartman	Director	May 6, 2010

/S/ ARAM H. KEITH Aram H. Keith	Director	May 6, 2010

/S/ IVOR M. RUSTE Ivor M. Ruste	Director	May 6, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Stantec Inc. in the United States on May 6, 2010.

STANTEC CONSULTING SERVICES INC.

By:	/s/ Daniel Lefaivre
Name: Title:	Daniel Lefaivre Treasurer

EXHIBIT INDEX

Exhibit	Description

4.1	The Registrant’s annual information form for the year ended December 31, 2009, dated February 25, 2010 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed on February 25, 2010).

4.2	The Registrant’s audited consolidated financial statements and the notes thereto, including balance sheets as at December 31, 2009 and 2008 and statements of earnings, comprehensive income, shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2009 and including management’s report on internal control over financial reporting set out on p. F-1 of the Registrant’s 2009 Financial Review, together with the report of the auditors on these consolidated financial statements and on the effectiveness of internal control over financial reporting (incorporated by reference to the Registrant’s 2009 Financial Review included in the Annual Report on Form 40-F furnished on February 25, 2010).

4.3	The Registrant’s management’s discussion and analysis for the annual consolidated financial statements as at December 31, 2009 and 2008 and for each of the years in the three year period ended December 31, 2009 (incorporated by reference to the Registrant’s 2009 Financial Review included in the Annual Report on Form 40-F furnished on February 25, 2010).

4.4	The Registrant’s management information circular dated March 15, 2010 in connection with the annual meeting of shareholders to be held on May 13, 2010 (incorporated by reference to the Registrant’s Current Report on Form 6-K furnished on April 1, 2010).

5.1(*)	Consent of Ernst & Young LLP.

5.2(*)	Consent of Fraser Milner Casgrain LLP.

6.1	Powers of Attorney (contained on the signature page of this Registration Statement).

*	Filed herewith